UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of incorporation or organization)

(Commission File Number)

(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2008, the Board of Directors of TCF Financial Corporation (the “Company”) elected William A. Cooper to succeed Lynn A. Nagorske as Chief Executive Officer effective July 26, 2008.

Mr. Cooper, 65, has been Chairman of the Board of the Company since its formation in 1987.  Mr. Cooper was also the Chief Executive Officer of the Company from 1987 – 2005, and was Chief Executive Officer of TCF National Bank, a wholly-owned national bank subsidiary of the Company, until 1993.  Effective December 31, 2005, he retired as an employee and Chief Executive Officer of the Company but continued to serve as non-executive Chairman.  Mr. Cooper has been a Director of the Company since its formation in 1987.  He is also a controlling shareholder of Cooper State Bank, a state bank organized under the laws of the State of Ohio.

 A copy of the press release issued by the Company on July 28, 2008, announcing Mr. Cooper’s succession of Mr. Nagorske is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chief Executive Officer and Director

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated:    July 28, 2008

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